                                                                   EXHIBIT 23.1















                        Independent Auditors' Consent


The Board of Directors
Falconite, Inc.:

The audits referred to in our report dated February 20, 1997 included the related financial statement schedule as of December 31, 1995 and 1996, and for the years ended December 31, 1994, 1995 and 1996, included in the registration statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.




                                                /s/  KPMG PEAT MARWICK LLP


St. Louis, Missouri
March 17, 1997